SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: February 6, 2003
                        (Date of Earliest Event Reported)

                       JOHN HANCOCK LIFE INSURANCE COMPANY
               (Exact name of registrant as specified in charter)

                        Commission File Number: 333-45862


              MASSACHUSETTS                                         04-1414660
(State or other jurisdiction of incorporation        (I.R.S. Employer Identification No.)
             or organization)

                               John Hancock Place
                           Boston, Massachusetts 02117
                    (Address of principal executive offices)

                                 (617) 572-6000
              (Registrant's telephone number, including area code)

Item 5.       Other Events and Regulation FD Disclosure

              On February 6, 2003, John Hancock Financial Services, Inc., a Delaware corporation, issued a press release, a copy of which is attached hereto as Exhibit 99 and is incorporated herein by reference. John Hancock Life Insurance Company, is a direct, wholly-owned subsidiary of John Hancock Financial Services, Inc.

Item 7.       Financial Statements and Exhibits.

         (c)  Exhibits

              Exhibit No.                Item
              -----------                ----

              99 Press Release of John Hancock Financial Services, Inc., dated February 6, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        JOHN HANCOCK LIFE INSURANCE COMPANY

Date:  February 7, 2003                 By:  /s/Thomas E. Moloney
                                             --------------------
                                             Thomas E. Moloney
                                             Senior Executive Vice President and
                                             Chief Financial Officer

                                                                      Exhibit 99
                                                                      ----------

                                             [JOHN HANCOCK LOGO]
                                              Financial Services

News

     John Hancock Financial Services Reports Financial Results for 4th Quarter 2002

     o Net income: $0.39 per share diluted vs. $0.34 per share diluted in the year-ago quarter

     o Net operating income*: $0.78 per share diluted vs. $0.71 per share diluted in the year-ago quarter


               ========================================================================================
               Earnings summary
               (Table 1)                          4th quarter 2002      4th quarter 2001      % change
               ----------------------------------------------------------------------------------------
               Net income                           $113.3 million        $102.3 million         10.8%

               Net income
               per share diluted                             $0.39                 $0.34         14.7%

               Net operating income*                $224.1 million        $214.8 million          4.3%

               Net operating income*
               per share diluted                             $0.78                 $0.71          9.9%

               Weighted-average shares
               outstanding diluted                  288.47 million        300.97 million        (4.2%)
               ========================================================================================

     * Net operating income is a non-GAAP financial measure that management believes is important in evaluating the normal, ongoing operations of the company's business segments. Management believes that operating income per share as reported by the company is on a basis comparable to that used by security analysts in estimating quarterly earnings. However, net operating income, the definition of which can vary by company, is not a substitute for GAAP net income. See Table 2 below for a reconciliation of net operating income to net income.

     BOSTON (February 6, 2003) - John Hancock Financial Services, Inc. (NYSE:
JHF) today reported net income for the fourth quarter of 2002 of $113.3 million, or $0.39 per share diluted, compared with $102.3 million, or $0.34 per share diluted in the fourth quarter of 2001. Net income for the quarter included net realized capital losses of $109.0 million, versus $97.7 million for the prior-year quarter.

     Net operating income was $224.1 million in the quarter, compared with $214.8 million a year earlier. Per-share net operating income increased 9.9% to $0.78 diluted from $0.71 diluted. Net operating income excludes net realized capital gains and losses and unusual or non-recurring items that the company believes are not indicative of overall operating trends.

     The increase in net operating income was driven by strong growth in non-traditional life and long-term care insurance, which resulted in a 17% increase after-tax in the Protection segment, and in the Asset Gathering segment's fixed annuity product line, which was up 39% after-tax. Net operating income in the Guaranteed & Structured Financial Products segment was up nearly 5%, while the Corporate & Other segment increased 20%, primarily on a lower effective tax rate stemming from tax-advantaged investment strategies employed in this segment.

                                    - more -

                    John Hancock Financial Services Fourth Quarter 2002 Earnings

     These gains were partially offset by the impact of sharply lower stock prices on assets under management in the company's Investment Management segment and in the retail variable annuity and mutual fund product lines in the Asset Gathering segment, as fee income declined.

     "In an enormously challenging year, John Hancock delivered fundamental growth in our core protection and spread-based businesses, more than offsetting declines in fee-based businesses caused by the equity markets," said David D'Alessandro, chairman and chief executive officer. "We gained market share by meeting our sales goals for core life, long-term care and retail annuity products while maintaining required returns. We increased universal life accounts by 21% -- 44% including the purchase of Allmerica's universal book -- and institutional spread-based assets by 12%. And though credit losses were higher than anticipated, we maintained net investment spreads and grew net operating EPS by 7.6% for the full year.

     "Hancock's solid performance demonstrates the strength of our brand and strategic focus on diversified products, flexible distribution, superior investment skills and expense management," D'Alessandro said.

     Net income for the full year 2002 was $516.2 million, or $1.76 per share diluted, versus $618.7 million, or $2.01 per share diluted for 2001. Net operating income for 2002 was $826.2 million, or $2.82 per share diluted, compared with $805.7 million, or $2.62 per share diluted, for 2001.

     The following table reconciles net income with net operating income:

          ==================================================================================================
          Net income reconciliation                4th quarter    4th quarter
           (Table 2)                                      2002           2001           2002           2001
          --------------------------------------------------------------------------------------------------

          Net operating income                         $224.1         $214.8         $826.2         $805.7

             Net realized capital gains
             (losses)*                                ($109.0)        ($97.7)       ($280.0)       ($160.7)

             Class-action lawsuit                           --        ($19.5)        ($19.5)        ($19.5)

             Surplus tax credit                             --           $9.7             --         $13.4

             Restructuring/other                        ($1.8)         ($5.0)        ($10.5)        ($20.2)

                Total non-operating items             ($110.8)       ($112.5)       ($310.0)       ($187.0)

          Net income                                   $113.3         $102.3         $516.2         $618.7

          ==================================================================================================

     *Net realized capital losses in the fourth quarter of 2002 included impairments of $54 million after-tax on United Air Lines equipment loans. In the year-ago quarter, net realized capital losses included $102 million in after-tax writedowns on Enron Corp.-related securities. Net income in the year-earlier quarter also included an after-tax charge of $19.5 million for the settlement of a class-action lawsuit

                                    - more -

                    John Hancock Financial Services Fourth Quarter 2002 Earnings

     2003 Financial Outlook

     The company reaffirmed guidance for growth in net operating income per-share of 7% to 11% in 2003.

     "The foundation for our EPS growth outlook is our ability to continue to generate solid retail and institutional sales, maintain investment spreads and effectively manage expenses," D'Alessandro said. "Our forecast assumes equity market appreciation of about 2% per quarter and a modest improvement in the credit markets. But credit losses will remain above average as the economic recovery in 2003 looks to be slower than previously anticipated, with GDP growth in the first two quarters flat or up slightly, and modest improvement in the second half."

     The company said that it expected gross capital bond losses in 2003 to decline significantly from $582 million in 2002. Mortgage loan performance is expected to deteriorate, though from a small base of $16 million in gross losses in 2002. (Gross capital losses are pretax and before potential equity gains and the positive impact of the closed block and other offsetting items.)

     Business Segment Highlights


     Protection Segment
==========================================================================================================================
Net operating
income                         Q4         Q4           %
pretax (millions)            2002       2001      Change   Comment
--------------------------------------------------------------------------------------------------------------------------
Total Protection           $133.5     $118.8        12.4%  Growth was driven by solid gains in non-traditional life and long-term care, partially offset by a decline in traditional life.

Traditional life            $38.7      $45.5      (14.9%)  Decline was due primarily to lower net investment income and higher operating expenses.

Non-traditional life        $62.9      $46.7        34.7%  Increase was driven by favorable mortality and higher investment income on growing universal life book, partially offset by reduced fee income on some variable life products.

Long-term care              $33.8      $26.9        25.7%  Gain was driven by improved margins on a growing book of business, partially offset by a requirement for higher
                                                           reserves on lower-than-expected lapse rates.
--------------------------------------------------------------------------------------------------------------------------

Sales (millions)

Core life                   $59.5      $64.4       (7.6%)  Strong growth in universal life sales were offset by slower
(excludes bank- and                                        variable sales. Survivorship sales also declined, reflecting
corporate-owned life)                                      ongoing uncertainty over federal estate taxes.

Total life                  $90.0      $89.3         1.0%  Increase in total life sales driven by 24% increase in
(includes bank- and                                        corporate- and bank-owned life sales through the direct
corporate-owned life)                                      brokerage and M Financial Group distribution channels.

Long-term care              $46.9      $28.6        64.0%  Sales growth driven by positive reception to new LTC product introduced mid-year that generated 73% growth in retail LTC sales.
==========================================================================================================================

                    John Hancock Financial Services Fourth Quarter 2002 Earnings

      Asset Gathering Segment
==========================================================================================================================
Net operating
income pretax                  Q4         Q4           %
(millions)                   2002       2001      Change   Comment
--------------------------------------------------------------------------------------------------------------------------
Total Asset Gathering       $53.6      $55.5        (3.4%) Variable annuity and mutual fund earnings declined on lower fees, partially offset by strong fixed annuity growth.

Fixed annuities             $32.9      $23.7        38.8%  Earnings growth driven by a 35% increase in average account balances, due to strong sales, and net investment spread
                                                           increase to 203 basis points vs.168 basis points last year.

Variable annuities           $4.7       $7.5       (37.3%) Earnings decline was due to lower fee income on a 14% decline in average account balances, mostly from market depreciation, and to higher operating expenses.

Mutual funds                $17.2      $21.4       (19.6%) Decrease driven by lower fees resulting from an 11% decline in average AUM on lower equity markets, despite higher sales and new closed-end fund introductions, and a 15% reduction in
                                                           operating expenses.
--------------------------------------------------------------------------------------------------------------------------

Sales (millions)

Fixed annuity              $567.4     $420.0      35.1%    Higher sales over the 2001 quarter were driven by growth of 26%
                                                           in the bank channel.

Variable annuity           $177.3     $155.2      14.2%    Sales increase was from certain variable products offering fixed income investments, which were closed to new business in
                                                           October.

Mutual funds             $1,588.7   $1,409.2      12.7%    Sales growth was driven by $769 million in new deposits from introduction of two exchange-listed closed-end funds.
--------------------------------------------------------------------------------------------------------------------------

Average account
balances
(billions)

Fixed annuity               $8.52      $6.33       34.6%   Asset growth was driven by continued strong sales and lower lapse rates.

Variable annuity            $5.22      $6.10     (14.4%)   Decline in assets was driven by market depreciation of $778 million since year-ago quarter, and higher lapse rates.

Mutual funds               $25.23     $28.37     (11.1%)   AUM decline was driven by market depreciation of $3.5 billion since year-ago quarter, partially offset by net sales of $426 million.

=========================================================================================================================

                    John Hancock Financial Services Fourth Quarter 2002 Earnings

      Guaranteed & Structured Financial Products Segment
=========================================================================================================================
Net operating
income pretax                  Q4         Q4          %
(millions)                   2002       2001     Change    Comment
--------------------------------------------------------------------------------------------------------------------------
Total GSFP                 $101.9      $94.9        7.4%   Solid growth in spread-based earnings was partially offset by the ongoing run-off of fee-based pension business.

Spread-based                $94.4      $87.1        8.4%   Growth was driven by 12% increase in average asset base, with relatively stable investment margins, partially offset by lower annuity underwriting gains, and higher state taxes and
                                                           technology costs.

Fee-based                    $7.5       $7.8      (3.8%)   Decline reflected gradual run-off of traditional pension
                                                           business.
--------------------------------------------------------------------------------------------------------------------------

Spread-based
sales (millions)

Guaranteed investment      $142.7     $257.1     (44.5%)   Sales decline reflected slow demand for traditional GICs and
contracts                                                  increased market competition.

Funding                    $674.5     $565.1       19.4%   Demand remained solid for fixed-income products in
agreements                                                 non-qualified market.

Group annuities             $21.9     $463.5     (95.3%)   Lower demand for group annuities, increased market competition and absence of large-contract sales in Q4 2002 was partially offset by increased structured settlement sales.

SignatureNotes             $232.0         --          --   Favorable demand continued for retail notes program introduced through select broker-dealers during the third quarter 2002.

=========================================================================================================================

      Investment Management Segment
=========================================================================================================================
Net operating
income pretax                  Q4         Q4          %
(millions)                   2002       2001     Change    Comment
--------------------------------------------------------------------------------------------------------------------------

Total Investment             $6.1      $18.9     (67.7%)   Lower earnings were driven by lower fees, due to the declining
Management                                                 equity markets, and higher operating expenses.

Independence                 $0.2       $8.3     (97.6%)   Decrease was driven by lower asset management fees resulting from
Investment                                                 continued market depreciation and by higher compensation
                                                           expenses, partially offset by increased sales.

Other Investment             $5.9      $10.6     (44.3%)   Decrease reflected a non-recurring gain of $2.9 million in the
Management                                                 year-ago quarter related to discontinued energy investments, and to lower securitization and bond management fees due to market conditions and writedowns, partially offset by increased timber management income.

=========================================================================================================================

                    John Hancock Financial Services Fourth Quarter 2002 Earnings


      Corporate & Other Segment
===============================================================================================================================
Net operating
income pretax                  Q4         Q4         %
(millions)                   2002       2001    Change     Comment
-------------------------------------------------------------------------------------------------------------------------------
Total Corporate and Other    $7.9      $13.2     (40.2%)   Lower pretax earnings were driven primarily by higher pension costs and decline in run-off businesses, partially offset
                                                           by growth in Maritime's earnings. After-tax net operating
                                                           income increased to $26.7 million from $22.2 million, reflecting the segment's tax-preferenced investment strategies.

Maritime                    $23.1      $20.8      11.1%    Earnings increase was driven by favorable group health performance and lower corporate expenses, partially offset by a decline in life insurance and investment product results.

Other Corporate            ($17.9)    ($10.2)    (75.5%)   Wider pretax loss was driven by higher pension costs and decline in run-off businesses. After-tax net operating income increased to $12.2 million from $5.3 million a year earlier quarter, reflecting positive effect of tax-preferenced investments.
================================================================================================================================

      Additional Financial Data

      The following table provides additional financial data:


               ===============================================================================================
               Table 3                                                     Dec. 31, 2002         Dec. 31 2001
               -----------------------------------------------------------------------------------------------
               Net operating income return on equity
               (excluding FAS 115 market adjustment)                               14.1%                14.5%

               Net income return on equity
               (excluding FAS 115 market adjustment)                                8.9%                11.2%

               Shareholders' equity (excluding FAS 115 market
               adjustment*)                                             $5,769.5 million     $5,537.6 million

                  Per share                                                       $20.03               $18.62

               Unrealized appreciation (depreciation) on AFS
               securities (net of tax)                                    $458.3 million       $327.4 million

               Shareholders' equity (including FAS 115 market
               adjustment)                                              $6,227.8 million     $5,865.0 million

                  Per share                                                       $21.63               $19.72

               End of period shares outstanding                           287.98 million       297.43 million

               Assets under management
                    General account                                        $66.6 billion        $58.5 billion
                    Separate account                                       $20.8 billion        $22.7 billion
                    Third party                                            $40.2 billion        $43.0 billion
               -----------------------------------------------------------------------------------------------
               Total consolidated                                         $127.6 billion       $124.2 billion
               -----------------------------------------------------------------------------------------------
               * Shareholders' equity excluding FAS 115 is a non-GAAP financial measure that management believes is important to investors in evaluating the balance sheet exclusive of mark-to-market adjustments that principally relate to changes in interest rates or changes in credit spreads on securities since they were acquired and are temporary in nature.
               ===============================================================================================


                    John Hancock Financial Services Fourth Quarter 2002 Earnings

      Forward-looking Statements

      The statements, analyses, and other information contained herein relating to trends in the company's operations and financial results, the markets for the company's products, the future development of the company's business, and the contingencies and uncertainties to which the company may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their potential effects on the company.

      Future events and their effects on the company may not be those anticipated by management. John Hancock's actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in our Form 10-K for the year ended December 31, 2001, and other documents filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation, the following: changes in general economic conditions; the performance of financial markets and interest rates; customer responsiveness to existing and new products and distribution channels; competitive and business factors; new tax or other legislation; and government regulation.

      The company specifically disclaims any obligation to update or revise any forward looking information, whether as a result of new information, future developments or otherwise.

      Conference Call

      John Hancock will discuss fourth-quarter results during a conference call on Friday, February 7, 2003, at 10:00 a.m. Eastern Time. The conference call will be available live -- and for replay -- at www.jhancock.com/investor.

      The live call can also be accessed by telephone in the U.S. at (703) 871-3021, and a rebroadcast will be available through February 14, 2003, at
(703) 925-2533. The replay access code will be 6327574.

      This press release, the company's quarterly financial supplement, and other financial documents may be obtained from www.jhancock.com/investor.

      John Hancock Financial Services, Inc., with $127.6 billion in assets under management, provides a wide range of insurance and investment products and services to individual and institutional customers.

      Contacts

      Media:  Roy Anderson, 617-572-6385; Leslie Uyeda, 617-572-6387
      Investors:  Jean Peters, 617-572-9282; Larry Edelman, 617-572-0521

      Supplemental Financial Information Follows

                    John Hancock Financial Services Fourth Quarter 2002 Earnings

Consolidated Operating Income Statements
($ millions)


                                                             Three months ended            Twelve months ended
                                                                 December 31,                   December 31,
                                                            2002            2001           2002              2001
                                                   -----------------------------------------------------------------

Premiums                                                   $864.4         $1,262.0        $3,377.1         $3,851.3
Universal life and investment-type
  product charges                                           201.7            211.1           815.2            772.5
Net investment income                                     1,016.5            975.2         3,934.1          3,944.9
Net realized investment gains (losses)                      (1.0)            (0.3)             0.9              3.2
Investment management revenues/
  commissions/other fees                                    122.4            152.7           527.7            602.9
Other revenue                                                72.7             72.1           255.7            186.5
                                                   -----------------------------------------------------------------
  Total revenues                                          2,276.7          2,672.8         8,910.7          9,361.3

Benefits to policyholders                                 1,385.5          1,755.3         5,373.1          5,874.7
Other operating costs and expenses                          390.8            395.5         1,463.5          1,457.4
Amortization of deferred policy acquisition costs            50.3             57.6           350.2            306.8
Dividends to policyholders                                  147.1            163.1           585.4            571.3
                                                   -----------------------------------------------------------------
  Total benefits and expenses                             1,973.7          2,371.5         7,772.2          8,210.2

Pre-tax operating income                                    303.0            301.3         1,138.5          1,151.1

Income taxes                                                 78.9             86.5           312.3            345.4
                                                   -----------------------------------------------------------------

After-tax operating income                                 $224.1           $214.8          $826.2           $805.7

After-tax adjustments:

     Net realized investment gains/(losses)               (109.0)           (97.7)         (280.0)          (160.7)

     Restructuring charges                                  (1.8)            (5.0)          (10.5)           (27.4)

     Class action lawsuit                                       -           (19.5)          (19.5)           (19.5)

     Surplus tax                                                -              9.7               -             13.4

     Change in accounting principle                             -                -               -              7.2
                                                   -----------------------------------------------------------------
Net income                                                 $113.3           $102.3          $516.2           $618.7


                                    - more -

                    John Hancock Financial Services Fourth Quarter 2002 Earnings

Consolidated Balance Sheet
($ millions)


                                                         December 31,        December 31,
                                                             2002                2001
                                                      ---------------------------------------

Assets
Investments
Fixed maturities:
     Held-to-Maturity - at amortized costs
     (fair value: 2002 - $1,781.8; 2001 - $1,914.1)          $1,732.2            $1,930.0
     Available-for-sale - at fair value
     (cost: 2002 - $44,755.0; 2001 - $38,742.0)              45,847.3            39,160.3
     Trading securities - at fair value
     (cost: 2002 - $18.9; 2001 - $16.4)                          18.9                16.5
Equity securities:
     Available-for-sale - at fair value
     (cost: 2002 - $624.7; 2001 - $752.3)                       672.3               886.8
     Trading securities - at fair value
     (cost: 2002 - $287.5; 2001 - $289.5)                       296.3               304.1
Mortgage loans on real estate                                11,805.7            10,993.2
Real estate, net of accumulated depreciation                    318.6               442.4
Policy loans                                                  2,097.2             2,008.2
Short-term investments                                          211.2               153.5
Other invested assets                                         2,937.8             1,786.1
                                                      ---------------------------------------
     Total Investments                                       65,937.5            57,681.1

Cash and cash equivalents                                     1,190.6             1,313.7
Accrued investment income                                       785.9               782.1
Premiums and accounts receivable                                217.1               253.8
Deferred policy acquisition costs                             3,996.3             3,717.4
Reinsurance recoverable                                       1,777.2             1,909.3
Other assets                                                  3,132.2             2,768.3
Separate accounts assets                                     20,827.3            22,718.5
                                                      ---------------------------------------

     Total Assets                                           $97,864.1           $91,144.2
                                                      =======================================

                    John Hancock Financial Services Fourth Quarter 2002 Earnings


                                                                                    December          December
                                                                                       31,               31,
                                                                                      2002              2001
                                                                             -----------------------------------

Liabilities and Shareholders' Equity
Liabilities
Future policy benefits                                                              $39,657.0         $34,938.7
Policyholders' funds                                                                 23,054.4          20,762.8
Consumer Notes                                                                          290.2               0.0
Unearned revenue                                                                        895.8             809.3
Unpaid claims and claim expense reserves                                                205.6             262.7
Dividends payable to policyholders                                                      585.7             578.1
Short-term debt                                                                         348.9              81.0
Long-term debt                                                                        1,450.3           1,359.1
Income taxes                                                                          1,105.8             866.9
Other liabilities                                                                     3,052.6           2,779.8
Separate accounts liabilities                                                        20,827.3          22,718.5
                                                                             ----------------- -----------------

     Total Liabilities                                                               91,473.6          85,156.9

Minority Interest                                                                       162.7             122.3

Shareholders' Equity

Common stock, $.01 par value; 2.0 billion shares authorized;
     317.5 and 315.9 million shares issued in 2002 and 2001, respectively                 3.2               3.2
Additional paid in capital                                                            5,127.9           5,099.3
Retained earnings                                                                     1,630.7           1,206.7
Unrealized appreciation on AFS securities                                               458.3             327.4
Foreign currency translation adjustment                                                (67.5)            (80.7)
Additional pension liability                                                           (62.1)            (37.8)
Cash flow hedges                                                                        194.5              19.1
Treasury stock, at cost (29.5 million and 18.5 million
     shares, in 2002 and 2001, respectively)                                        (1,057.2)           (672.2)
                                                                             ----------------- -----------------

     Total Shareholders' Equity                                                       6,227.8           5,865.0
                                                                             ----------------- -----------------

     Total Liabilities and Shareholders' Equity                                     $97,864.1         $91,144.2
                                                                             ================= =================

                    John Hancock Financial Services Fourth Quarter 2002 Earnings

Consolidated Statements of Changes in Stockholders' Equity and Comprehensive Income
($ millions)


                                                                                                    Accum.
                                                             Add'l                                  Other
                                               Common       Paid in      Retained      Treasury     Comp.          Total
                                                Stock       Capital      Earnings       Stock       Income        Equity
                                             ---------------------------------------------------------------------------------

Balance at October 1, 2001                       $3.2      $5,096.1     $1,196.8        ($584.0)     $319.6         $6,031.7

Additional Paid in Capital                                      3.2                                                      3.2

Treasury Stock acquired                                                                   (88.2)                       (88.2)

Comprehensive income:
  Net income                                                               102.3                                       102.3
  Other comprehensive income,
      net of tax:
  Net unrealized gains (losses)                                                                      (81.9)            (81.9)
  Foreign currency translation adjustment                                                             (6.9)             (6.9)
  Cash flow hedges                                                                                   (18.0)            (18.0)
  Minimum pension liability                                                                            15.2             15.2
                                                                                                               ----------------
Comprehensive income                                                                                                    10.7

Dividends paid to shareholders                                             (92.4)                                      (92.4)
                                             ----------------------------------------------------------------------------------
Balance at June December 31, 2001                $3.2      $5,099.3     $1,206.7        ($672.2)     $228.0         $5,865.0
                                             ==================================================================================

Balance at October 1, 2002                       $3.2      $5,119.4     $1,609.6      ($1,043.7)     $390.5         $6,079.0

Additional Paid in Capital                                      8.5                                                      8.5

Treasury Stock acquired                                                                   (13.5)                       (13.5)

Comprehensive income:
  Net income                                                               113.3                                       113.3
  Other comprehensive income,
     net of tax:
  Net unrealized gains (losses)                                                                       155.5            155.5
  Foreign currency translation adjustment                                                               6.7              6.7
  Minimum pension liability                                                                           (28.0)           (28.0)
  Cash flow hedges                                                                                     (1.5)            (1.5)
                                                                                                               ----------------
Comprehensive income                                                                                                   246.0

Dividends paid to shareholders                                             (92.2)                                      (92.2)
                                             ----------------------------------------------------------------------------------
Balance at December 31, 2002                     $3.2      $5,127.9     $1,630.7      ($1,057.2)     $523.2         $6,227.8
                                             ==================================================================================

                    John Hancock Financial Services Fourth Quarter 2002 Earnings

Consolidated Statements of Changes in Stockholders' Equity and Comprehensive Income
($ millions)

                                                                                                   Accum.
                                                              Add'l                                Other
                                                Common       Paid in    Retained      Treasury     Comp.           Total
                                                 Stock       Capital    Earnings      Stock        Income          Equity
                                             ----------------------------------------------------------------------------------

Balance at January 1, 2001                       $3.2      $5,086.4       $680.4       ($91.8)       $77.3         $5,755.5

Additional Paid in Capital                                     12.9                                                    12.9

Treasury stock acquired                                                                (580.4)                       (580.4)

Comprehensive income:
  Net income                                                               618.7                                      618.7
  Other comprehensive income,
    net of tax:
  Net unrealized gains (losses)                                                                      (59.9)           (59.9)
  Foreign currency translation adjustment                                                            (28.4)           (28.4)
  Minimum pension liability                                                                           15.2             15.2
  Cash flow hedges                                                                                    (3.8)            (3.8)
                                                                                                            ----------------
Comprehensive income                                                                                                  541.8

Dividends paid to shareholders                                             (92.4)                                     (92.4)
Change in accounting principle                                                                       227.6            227.6
                                             ----------------------------------------------------------------------------------
Balance at December 31, 2001                     $3.2      $5,099.3     $1,206.7      ($672.2)      $228.0         $5,865.0
                                             ==================================================================================

Balance at January 1, 2002                       $3.2      $5,099.3     $1,206.7      ($672.2)      $228.0         $5,865.0

Additional Paid in Capital                                     28.6                                                    28.6

Treasury stock acquired                                                                (385.0)                      (385.0)

Comprehensive income:
  Net income                                                               516.2                                      516.2
  Other comprehensive income,
     net of tax:
  Net unrealized gains (losses)                                                                      130.9            130.9
  Foreign currency translation adjustment                                                             13.2             13.2
  Minimum pension liability                                                                          (24.3)           (24.3)
  Cash flow hedges                                                                                   175.4            175.4
                                                                                                            ----------------
Comprehensive income                                                                                                  811.4

Dividends paid to shareholders                                             (92.2)                                     (92.2)
                                             ----------------------------------------------------------------------------------
Balance at December 31, 2002                     $3.2      $5,127.9     $1,630.7    ($1,057.2)      $523.2         $6,227.8
                                             ==================================================================================